Investor Contacts: Rusty Cloutier President & CEO or Jim McLemore, CFA Sr. EVP & CFO 337.237.8343

MidSouth Bancorp, Inc. Reports First Quarter 2015 Results and Declares Quarterly Dividends

Quarterly Highlights
•	Diluted operating EPS $0.12 versus $0.31 for 4Q2014
•	Increased loan loss reserve to total loans to 1.23% with $6.0 million provision primarily for downgrades of five energy related credit relationships
•	Operating noninterest expenses $16.3 million versus $17.5 million for 1Q2014
•	Sequential period end loan growth of $26.5 million or 8.3% annualized

LAFAYETTE, LA., April 28, 2015/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. ("MidSouth") (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $1.3 million for the first quarter of 2015, compared to net earnings available to common shareholders of $6.7 million reported for the first quarter of 2014 and $3.5 million in net earnings available to common shareholders for the fourth quarter of 2014.  Diluted earnings for the first quarter of 2015 were $0.12 per common share, compared to $0.57 per common share reported for the first quarter of 2014 and $0.30 per common share reported for the fourth quarter of 2014.

First quarter 2015 net earnings were impacted by a loan loss provision of $6.0 million which reflects MidSouth's concerns about the continuing downturn in energy related businesses, although there have been no material confirmed losses to date in its energy related loan portfolio.
Of the $6.0 million loan loss provision, approximately $4.0 million is the result of energy related credit downgrades on five relationships plus an increase of $500,000 to MidSouth's reserve for potential yet unidentified losses in its energy related portfolio.

C. R. Cloutier, President and CEO, commenting on first quarter earnings remarked, "Based on our 30 years of experience lending to the oilfield service industry and the current uncertainty regarding the length of the downturn in energy markets, we feel it is better to be proactive with downgrading credits and increasing reserve levels, although we have not yet confirmed any material energy related losses.  We continue to be engaged in frequent dialogue with our energy related borrowers impacted by the downturn to attempt to mitigate or eliminate possible losses to the Bank.'

'Although we are very focused on resolving energy related credits, we continue to make good progress in improving our core profitability.  On a pre-tax, pre-provision basis, the first quarter reflected $1.6 million improvement in operating performance versus a year ago due primarily to our continued efficiency efforts that resulted in decreased noninterest expenses of $1.2 million, or 6.7%, year-over-year."

Balance Sheet

Total consolidated assets at March 31, 2015 were $2.0 billion, compared to $1.9 billion at December 31, 2014 and March 31, 2014.  Our stable core deposit base, which excludes time deposits, totaled $1.4 billion at March 31, 2015 and $1.3 billion at December 31, 2014 and accounted for 84.5% of deposits compared to 84.1% of deposits, respectively.  Net loans totaled $1.3 billion at March 31, 2015 and December 31, 2014, compared to $1.2 billion at March 31, 2014.  Total loans grew $26.5 million, or 2.1% for the quarter ended March 31, 2015.  Excluding a CD secured loan of $20.0 million, loans grew $6.5 million, or 0.5% for the quarter ended March 31, 2015.  The first quarter 2015 also included $3.9 million of paydowns on the indirect auto loan program, which the Bank exited at the end of 2014.

MidSouth's Tier 1 leverage capital ratio was 9.63% at March 31, 2015 compared to 9.52% at December 31, 2014.  Tier 1 risk-based capital and total risk-based capital ratios were 12.30% and 13.38% at March 31, 2015, compared to 12.90% and 13.73% at December 31, 2014, respectively.  Tier 1 common equity to total risk-weighted assets at March 31, 2015 was 8.12%.  Tangible common equity totaled $120.6 million at March 31, 2015, compared to $118.6 million at December 31, 2014.  Tangible book value per share at March 31, 2015 was $10.63 versus $10.46 at December 31, 2014.

Asset Quality

Nonperforming assets totaled $17.6 million at March 31, 2015, an increase of $2.5 million compared to $15.1 million reported at December 31, 2014.  The increase resulted primarily from the addition of a commercial real estate (CRE) loan unrelated to energy that was placed on nonaccrual status during the quarter.  Allowance coverage for nonperforming loans increased to 124.17% at March 31, 2015, compared to 103.10% at December 31, 2014.  The ALLL/total loans ratio was 1.23 % at March 31, 2015 and 0.87% at December 31, 2014.  Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALLL was 1.61% of loans at March 31, 2015.  The ratio of annualized net charge-offs to total loans was 0.36% for the three months ended March 31, 2015 compared to 0.28% for the three months ended December 31, 2014.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 1.34% at March 31, 2015 compared to 1.17% at December 31, 2014.  Loans classified as troubled debt restructurings ("TDRs") totaled $407,000 at March 31, 2015 compared to $410,000 at December 31, 2014.  Classified assets, including ORE, increased $41.1 million, or 122.3%, to $74.7 million at March 31, 2015 compared to $33.6 million at December 31, 2014. The increase in classified assets from the prior quarter is primarily due to the downgrade of five performing energy related credit relationships.

MidSouth's energy related loan portfolio at March 31, 2015 totaled $288 million, including a $20 million CD secured loan.  The majority of MidSouth's energy lending is focused on oil field service companies.  As a result of an ongoing review of our energy portfolio in the continued low oil price environment, an additional $4 million of loan loss provision related to credit downgrades was recorded during the first quarter 2015, as well as a $500,000 addition to the reserve for potential yet unidentified losses in our energy loan portfolio.  Combined with an initial provision of $650,000 established in the fourth quarter of 2014, a total of $1.15 million is reserved for potential yet unidentified losses in MidSouth's energy related portfolio.  Of the 488 total relationships in our energy related loan portfolio, 14 relationships totaling $37.0 million were classified with $0.7 million on nonaccrual status at March 31, 2015.

More information on our energy loan portfolio can be found on our website at MidSouthBank.com under Investor Relations/Presentations.

First Quarter 2015 vs. First Quarter 2014 Earnings Comparison

First quarter 2015 net earnings available to common shareholders totaled $1.3 million compared to $6.7 million for the first quarter of 2014.  Excluding the $3.0 million in life insurance income recorded in the first quarter of 2014, revenues from consolidated operations increased $412,000 in quarterly comparison.  Net interest income increased $362,000 in quarterly comparison, as decreases of $751,000 in loan valuation income and $320,000 in interest income on investment securities were offset primarily by a $1.3 million increase in interest income earned on a higher volume of loans and a $197,000 decrease in interest expense on junior subordinated debentures.  Excluding the $3.0 million of life insurance income, noninterest income increased $50,000 in quarterly comparison, from $4.9 million for the three months ended March 31, 2014 to $5.0 million for the three months ended March 31, 2015.  The increase in noninterest income consisted primarily of $127,000 in ATM/debit card income, $115,000 in gain on sales of securities and $104,000 in mortgage lending fees. The increases were partially offset primarily by a $260,000 decrease in service charges on deposit accounts.

Excluding non-operating expenses of $242,000 in the first quarter of 2014, first quarter 2015 noninterest expenses decreased $1.2 million compared to first quarter 2014 and primarily consisted of decreases of $732,000 in salaries and benefits costs, $106,000 in occupancy expenses and $75,000 in expenses on ORE and other repossessed assets, combined with smaller decreases in several other noninterest expense categories.  The provision for loan losses increased $5.5 million in quarterly comparison, primarily due to energy related credit downgrades and an increase of $500,000 in a special reserve for potential yet unidentified losses in the energy related portfolio.  Income tax expense decreased $1.3 million in quarterly comparison.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund ("SBLF") totaled $80,000 for the first quarter of 2015 based on a dividend rate of 1.00%.  The dividend rate is set at 1.00% through February 25, 2016.  The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation ("PSB") paid dividends totaling $93,000 for the three months ended March 31, 2015.

Fully taxable-equivalent ("FTE") net interest income totaled $19.6 million and $19.3 million for the quarters ended March 31, 2015 and 2014, respectively.  The FTE net interest income increased $304,000 in prior year quarterly comparison primarily due to a $571,000 increase in interest income on loans despite a $751,000 reduction in purchase accounting adjustments on acquired loans.  The increased interest income on loans resulted from a $151.3 million increase in the average volume of loans in quarterly comparison. The average yield on loans decreased 54 basis points, from 6.18% to 5.64%.  The purchase accounting adjustments added 13 basis points to the average yield on loans for the first quarter of 2015 and 42 basis points to the average yield on loans for the first quarter of 2014.  Net of the impact of the purchase accounting adjustments, average loan yields declined 25 basis points in prior year quarterly comparison, from 5.76% to 5.51%.  Loan yields have declined primarily as the result of a sustained low interest rate environment.

Investment securities totaled $437.3 million, or 21.9% of total assets at March 31, 2015, versus $483.7 million, or 25.6% of total assets at March 31, 2014.  The investment portfolio had an effective duration of 3.5 years and a net unrealized gain of $6.0 million at March 31, 2015.  The average volume of investment securities decreased $74.1 million in prior year quarterly comparison.  The average tax equivalent yield on investment securities increased 10 basis points, from 2.61% to 2.71%.  The $74.1 million decrease in the average volume of investment securities was used to fund loan growth during the same period.

The average yield on all earning assets decreased 25 basis points in prior year quarterly comparison, from 5.02% for the first quarter of 2014 to 4.77% for the first quarter of 2015.  Net of the impact of purchase accounting adjustments, the average yield on total earning assets decreased 7 basis points, from 4.74% to 4.67% for the three month periods ended March 31, 2014 and 2015, respectively, due to a decline in the average rate earned on loans.

The impact to interest expense of a $59.5 million increase in the average volume of interest- bearing liabilities was offset by a 4 basis point decrease in the average rate paid on interest- bearing liabilities, from 0.47% at March 31, 2014 to 0.43% at March 31, 2015.  Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest-bearing liabilities was 0.53% for the first quarter of 2014 and declined to 0.47% for the first quarter of 2015.

As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 22 basis points, from 4.66% for the first quarter of 2014 to 4.44% for the first quarter of 2015.  Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin decreased 1 basis point, from 4.33% for the first quarter of 2014 to 4.32% for the first quarter of 2015.

First Quarter 2015 vs. Fourth Quarter 2014 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $2.2 million primarily due to a $3.3 million increase in the provision for loan losses.  Additionally, the decrease in net earnings available to common shareholders resulted from a $903,000 decrease in net interest income.  Noninterest income decreased $83,000 in sequential-quarter comparison as a $275,000 decrease in service charges on deposit accounts was partially offset by an $115,000 increase in gain on sales of securities and a $69,000 increase in letter of credit income.

Fourth quarter noninterest expenses included efficiency consultant expenses of $156,000.  Excluding these non-operating expenses, noninterest expense decreased $884,000 in sequential-quarter comparison and consisted primarily of decreases of $317,000 in salaries and benefits costs (including a $337,000 reduction in group health costs), $256,000 in marketing expenses, $65,000 in occupancy expenses and $61,000 in corporate development expense.

FTE net interest income decreased $931,000 in sequential-quarter comparison primarily due to a $748,000 decrease in interest income on loans, which included a $420,000 reduction in purchase accounting adjustments on acquired loans.  The average yield on loans decreased 26 basis points, from 5.90% for the fourth quarter of 2014 to 5.64% for the first quarter of 2015.  Net of purchase accounting adjustments, the loan yield declined 13 basis points, from 5.64% to 5.51% during the same period.  The average yield on total earning assets decreased 18 basis points for the same period, from 4.95% to 4.77%, respectively.  An average increase in interest-bearing liabilities of $39.9 million was primarily due to an average increase of $33.8 million in interest-bearing deposits and an average increase of $9.9 million in overnight repurchase agreements.  As a result of these changes in volume and yield on earning assets and interest-bearing liabilities, the FTE net interest margin decreased 21 basis points, from 4.65% to 4.44%.  Net of purchase accounting adjustments, the FTE net interest margin decreased 12 basis points, from 4.44% for the fourth quarter of 2014 to 4.32% for the first quarter of 2015.

Dividends

MidSouth's Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on July 1, 2015 to shareholders of record as of the close of business on June 15, 2015.  Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on July 15, 2015 to shareholders of record as of the close of business on July 1, 2015.  MidSouth's Series C Preferred Stock is quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $2.0 billion as of March 31, 2015. MidSouth Bancorp, Inc. trades on the NYSE under the symbol "MSL." MidSouth's Series C Preferred Stock is quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.  Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 58 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at MidSouthBank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, the expected loan loss provision and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading "Risk Factors" in MidSouth's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 13, 2015 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Total interest income	$20,681	$21,477	$21,016	$20,595	$20,399
Total interest expense	1,424	1,317	1,504	1,482	1,504
Net interest income	19,257	20,160	19,512	19,113	18,895
FTE net interest income	19,565	20,496	19,856	19,459	19,261
Provision for loan losses	6,000	2,700	1,175	1,200	550
Non-interest income	4,967	5,050	6,194	5,261	7,917
Non-interest expense	16,287	17,327	17,857	17,123	17,702
Earnings before income taxes	1,937	5,183	6,674	6,051	8,560
Income tax expense	446	1,519	2,202	1,935	1,702
Net earnings	1,491	3,664	4,472	4,116	6,858
Dividends on preferred stock	173	174	174	170	180
Net earnings available to common shareholders	$1,318	$3,490	$4,298	$3,946	$6,678

PER COMMON SHARE DATA
Basic earnings per share	$0.12	$0.31	$0.38	$0.35	$0.59
Diluted earnings per share	0.12	0.30	0.37	0.34	0.57
Diluted earnings per share, operating (Non-GAAP)(*)	0.12	0.31	0.36	0.35	0.33
Quarterly dividends per share	0.09	0.09	0.09	0.09	0.08
Book value at end of period	14.92	14.78	14.52	14.25	13.92
Tangible book value at period end (Non-GAAP)(*)	10.63	10.46	10.17	9.86	9.51
Market price at end of period	14.75	17.34	18.70	19.89	16.83
Shares outstanding at period end	11,349,285	11,340,736	11,336,594	11,296,147	11,281,647
Weighted average shares outstanding
Basic	11,317,667	11,314,690	11,313,879	11,288,045	11,258,374
Diluted	11,351,239	11,933,388	11,954,811	11,922,525	11,878,660

AVERAGE BALANCE SHEET DATA
Total assets	$1,966,752	$1,929,750	$1,892,609	$1,887,726	$1,859,212
Loans and leases	1,298,317	1,264,011	1,232,196	1,205,930	1,147,010
Total deposits	1,592,153	1,563,006	1,525,059	1,532,910	1,527,353
Total common equity	170,638	167,430	163,855	159,766	153,012
Total tangible common equity (Non-GAAP)(*)	121,778	118,291	114,438	110,075	103,036
Total equity	211,985	208,816	205,291	201,257	194,980

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.27%	0.74%	0.87%	0.85%	0.84%
Annualized return on average common equity, operating (Non-GAAP)(*)	3.13%	8.51%	10.05%	10.08%	10.26%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	4.39%	12.04%	14.39%	14.63%	15.24%
Pre-tax, pre-provision annualized return on average assets, operating (Non-GAAP)(*)	1.64%	1.65%	1.60%	1.56%	1.39%
Efficiency ratio, operating (Non-GAAP)(*)	67.61%	67.81%	69.05%	70.19%	73.88%
Average loans to average deposits	81.54%	80.87%	80.80%	78.67%	75.10%
Taxable-equivalent net interest margin	4.44%	4.65%	4.61%	4.58%	4.66%
Tier 1 leverage capital ratio	9.63%	9.52%	9.56%	9.81%	9.71%

CREDIT QUALITY
Allowance for loan and lease losses (ALLL) as a % of total loans	1.23%	0.87%	0.75%	0.74%	0.74%
Nonperforming assets to tangible equity + ALLL	9.87%	8.83%	7.50%	8.34%	8.16%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	1.34%	1.17%	0.99%	1.10%	1.08%
Annualized QTD net charge-offs to total loans	0.36%	0.28%	0.26%	0.29%	0.19%

(*) See reconciliation of Non-GAAP financial measures on pages 11-13.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Assets
Cash and cash equivalents	$104,402	$86,872	$54,215	$63,935	$64,503
Securities available-for-sale	299,690	276,984	288,397	301,028	331,488
Securities held-to-maturity	137,592	141,201	145,030	148,927	152,162
Total investment securities	437,282	418,185	433,427	449,955	483,650
Other investments	9,644	9,990	12,091	12,090	11,530
Total loans	1,310,929	1,284,431	1,248,373	1,224,182	1,184,189
Allowance for loan losses	(16,060)	(11,226)	(9,425)	(9,075)	(8,765)
Loans, net	1,294,869	1,273,205	1,238,948	1,215,107	1,175,424
Premises and equipment	69,762	69,958	71,115	71,787	72,500
Goodwill and other intangibles	48,729	49,005	49,282	49,559	49,835
Other assets	30,570	29,525	32,682	33,845	31,483
Total assets	$1,995,258	$1,936,740	$1,891,760	$1,896,278	$1,888,925

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$421,897	$390,863	$396,263	$389,734	$379,576
Interest-bearing deposits	1,194,201	1,194,371	1,124,581	1,135,688	1,168,354
Total deposits	1,616,098	1,585,234	1,520,844	1,525,422	1,547,930
Securities sold under agreements to
repurchase and other short term
borrowings	87,346	62,098	70,964	67,574	51,995
Short-term FHLB advances	25,000	25,000	35,000	35,000	25,000
Other borrowings	26,171	26,277	26,384	26,990	27,347
Junior subordinated debentures	22,167	22,167	22,167	29,384	29,384
Other liabilities	7,820	6,952	10,387	9,492	8,632
Total liabilities	1,784,602	1,727,728	1,685,746	1,693,862	1,690,288
Total shareholders' equity	210,656	209,012	206,014	202,416	198,637
Total liabilities and shareholders' equity	$1,995,258	$1,936,740	$1,891,760	$1,896,278	$1,888,925

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014

Interest income:
Loans, including fees	$17,717	$18,045	$17,670	$17,183	$16,395
Investment securities	2,509	2,566	2,617	2,725	2,829
Accretion of purchase accounting adjustments	337	757	603	586	1,088
Other interest income	118	109	126	101	87
Total interest income	20,681	21,477	21,016	20,595	20,399

Interest expense:
Deposits	984	973	915	926	950
Borrowings	418	401	409	395	377
Junior subordinated debentures	150	80	327	320	347
Accretion of purchase accounting adjustments	(128)	(137)	(147)	(159)	(170)
Total interest expense	1,424	1,317	1,504	1,482	1,504

Net interest income	19,257	20,160	19,512	19,113	18,895
Provision for loan losses	6,000	2,700	1,175	1,200	550
Net interest income after provision for loan losses	13,257	17,460	18,337	17,913	18,345

Noninterest income:
Service charges on deposit accounts	2,120	2,395	2,556	2,448	2,380
ATM and debit card income	1,841	1,834	1,808	1,853	1,714
Gain on securities, net	115	-	-	128	-
Gain on sale of ORE (non-operating)(*)	-	-	1,079	-	-
Mortgage lending	153	151	161	49	49
Executive officer life insurance proceeds (non-operating)(*)	-	-	-	-	3,000
Other charges and fees	738	670	590	783	774
Total non-interest income	4,967	5,050	6,194	5,261	7,917

Noninterest expense:
Salaries and employee benefits	7,942	8,259	8,287	8,488	8,674
Occupancy expense	3,685	3,750	3,834	3,689	3,791
ATM and debit card	663	699	793	707	690
Legal and professional fees	345	330	342	326	288
FDIC premiums	281	268	269	251	262
Marketing	287	543	396	366	303
Corporate development	320	381	342	331	366
Data processing	457	462	503	483	492
Printing and supplies	225	280	279	275	280
Expenses on ORE and other assets repossessed	153	169	122	172	228
Amortization of core deposit intangibles	277	276	277	276	277
Loss on disposal of fixed assets (non-operating)(*)	-	-	394	-	-
Loss on redemption of Trust Preferred Securities (non-operating)(*)	-	-	258	-	-
Efficiency consultant expenses (non-operating)(*)	-	156	200	107	53
Expenses related to death of executive officer (non-operating)(*)	-	-	-	-	189
Other non-interest expense	1,652	1,754	1,561	1,652	1,809
Total non-interest expense	16,287	17,327	17,857	17,123	17,702
Earnings before income taxes	1,937	5,183	6,674	6,051	8,560
Income tax expense	446	1,519	2,202	1,935	1,702
Net earnings	1,491	3,664	4,472	4,116	6,858
Dividends on preferred stock	173	174	174	170	180
Net earnings available to common shareholders	$1,318	$3,490	$4,298	$3,946	$6,678

Earnings per common share, diluted	$0.12	$0.30	$0.37	$0.34	$0.57

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.12	$0.31	$0.36	$0.35	$0.33

(*) See reconciliation of Non-GAAP financial measures on page 11-13.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	March 31,	Percent	December 31,	September 30,	June 30,	March 31,	Percent
	2015	of Total	2014	2014	2014	2014	of Total
Commercial, financial, and agricultural	$484,508	36.96%	$467,147	$452,065	$454,310	$435,523	36.78%
Lease financing receivable	6,350	0.48%	4,857	5,285	4,750	5,102	0.43%
Real estate - construction	76,964	5.87%	68,577	86,315	86,238	78,988	6.67%
Real estate - commercial	471,737	35.98%	467,172	430,930	413,565	408,546	34.50%
Real estate - residential	153,647	11.72%	154,602	153,915	153,082	150,551	12.71%
Installment loans to individuals	115,284	8.79%	119,328	116,340	108,581	101,869	8.60%
Other	2,439	0.19%	2,748	3,523	3,656	3,610	0.30%

Total loans	$1,310,929		$1,284,431	$1,248,373	$1,224,182	$1,184,189

COMPOSITION OF DEPOSITS
	March 31,	Percent	December 31,	September 30,	June 30,	March 31,	Percent
	2015	of Total	2014	2014	2014	2014	of Total
Noninterest bearing	$421,897	26.11%	$390,863	$396,263	$389,734	$379,576	24.52%
NOW & Other	480,454	29.73%	469,627	447,403	443,287	456,127	29.47%
Money Market/Savings	463,625	28.69%	473,290	460,100	470,731	482,143	31.15%
Time Deposits of less than $100,000	94,730	5.86%	96,577	101,373	104,423	108,306	7.00%
Time Deposits of $100,000 or more	155,392	9.62%	154,877	115,705	117,247	121,778	7.87%

Total deposits	$1,616,098		$1,585,234	$1,520,844	$1,525,422	$1,547,930

ASSET QUALITY DATA
	March 31,		December 31,	September 30,	June 30,	March 31,
	2015		2014	2014	2014	2014
Nonaccrual loans	$12,894		$10,701	$7,750	$6,913	$6,025
Loans past due 90 days and over	40		187	23	203	251
Total nonperforming loans	12,934		10,888	7,773	7,116	6,276
Other real estate	4,589		4,234	4,663	6,314	6,525
Other repossessed assets	43		-	19	81	56
Total nonperforming assets	$17,566		$15,122	$12,455	$13,511	$12,857

Troubled debt restructurings	$407		$410	$416	$417	$1,579

Nonperforming assets to total assets	0.88%		0.78%	0.66%	0.71%	0.68%
Nonperforming assets to total loans +
ORE + other repossessed assets	1.34%		1.17%	0.99%	1.10%	1.08%
ALLL to nonperforming loans	124.17%		103.10%	121.25%	127.53%	139.66%
ALLL to total loans	1.23%		0.87%	0.75%	0.74%	0.74%

Quarter-to-date charge-offs	$1,332		$985	$1,253	$990	$688
Quarter-to-date recoveries	166		86	428	100	124
Quarter-to-date net charge-offs	$1,166		$899	$825	$890	$564
Annualized QTD net charge-offs to total loans	0.36%		0.28%	0.26%	0.29%	0.19%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2015			December 31, 2014			September 30, 2014			June 30, 2014			March 31, 2014

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$336,337	$1,925	2.29%	$339,536	$1,936	2.28%	$351,645	$1,965	2.24%	$379,124	$2,064	2.18%	$397,642	$2,136	2.15%
Tax-exempt securities	78,948	892	4.52%	83,612	966	4.62%	86,528	996	4.60%	87,964	1,007	4.58%	91,792	1,059	4.61%
Total investment securities	415,285	2,817	2.71%	423,148	2,902	2.74%	438,173	2,961	2.70%	467,088	3,071	2.63%	489,434	3,195	2.61%
Federal funds sold	3,816	2	0.21%	3,792	2	0.21%	3,143	2	0.25%	2,260	1	0.18%	2,921	1	0.14%
Time and interest bearing deposits in
other banks	59,225	37	0.25%	44,841	28	0.24%	22,922	15	0.26%	16,789	11	0.26%	25,891	16	0.25%
Other investments	9,754	79	3.24%	11,063	79	2.86%	12,090	109	3.61%	11,679	89	3.05%	11,527	70	2.43%
Loans	1,298,317	18,054	5.64%	1,264,011	18,802	5.90%	1,232,196	18,273	5.88%	1,205,930	17,769	5.91%	1,147,010	17,483	6.18%
Total interest earning assets	1,786,397	20,989	4.77%	1,746,855	21,813	4.95%	1,708,524	21,360	4.96%	1,703,746	20,941	4.93%	1,676,783	20,765	5.02%
Non-interest earning assets	180,355			182,895			184,085			183,980			182,429
Total assets	$1,966,752			$1,929,750			$1,892,609			$1,887,726			$1,859,212

Interest-bearing liabilities:
Deposits	$1,192,086	$947	0.32%	$1,158,317	$927	0.32%	$1,132,132	$859	0.30%	$1,156,638	$858	0.30%	$1,155,011	$871	0.31%
Repurchase agreements	79,630	230	1.17%	69,735	207	1.18%	70,587	210	1.18%	62,322	199	1.28%	48,413	180	1.51%
Federal funds purchased	-	-	0.00%	-	-	0.00%	70	-	0.00%	679	1	0.58%	168	-	0.00%
Short-term borrowings	25,000	8	0.13%	28,696	12	0.16%	28,913	13	0.18%	25,110	9	0.14%	25,000	10	0.16%
Notes payable	26,219	89	1.36%	26,326	91	1.35%	26,640	95	1.40%	27,218	95	1.38%	27,577	96	1.39%
Junior subordinated debentures	22,167	150	2.71%	22,167	80	1.41%	26,247	327	4.88%	29,384	320	4.31%	29,384	347	4.72%
Total interest bearing liabilities	1,345,102	1,424	0.43%	1,305,241	1,317	0.40%	1,284,589	1,504	0.46%	1,301,351	1,482	0.46%	1,285,553	1,504	0.47%
Non-interest bearing liabilities	409,665			415,693			402,729			385,118			378,679
Shareholders' equity	211,985			208,816			205,291			201,257			194,980
Total liabilities and shareholders'
equity	$1,966,752			$1,929,750			$1,892,609			$1,887,726			$1,859,212

Net interest income (TE) and spread		$19,565	4.34%		$20,496	4.55%		$19,856	4.50%		$19,459	4.47%		$19,261	4.55%

Net interest margin			4.44%			4.65%			4.61%			4.58%			4.66%

Core net interest margin (Non-GAAP)(*)			4.32%			4.44%			4.42%			4.39%			4.33%

(*) See reconciliation of Non-GAAP financial measures on page 11-13.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. We are providing disclosure of the reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures. "Tangible common equity" is defined as total common equity reduced by intangible assets. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity. "Pre-tax, pre-provision annualized return on average assets, operating" is defined as pre-tax, pre-provision earnings adjusted for specified one-time items divided by average assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. The GAAP-based efficiency ratio is measured as noninterest expense as a percentage of net interest income plus noninterest income. The non-GAAP efficiency ratio excludes specified one-time items in addition to securities gains and losses and gains and losses on the sale/valuation of other real estate owned and other assets repossessed.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.

		Three Months Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
		2015	2014	2014	2014	2014
Average Balance Sheet Data

Total average assets	A	$1,966,752	$1,929,750	$1,892,609	$1,887,726	$1,859,212

Total equity		$211,985	$208,816	$205,291	$201,257	$194,980
Less preferred equity		41,347	41,386	41,436	41,491	41,968
Total common equity	B	$170,638	$167,430	$163,855	$159,766	$153,012
Less intangible assets		48,860	49,139	49,417	49,691	49,976
Tangible common equity	C	$121,778	$118,291	$114,438	$110,075	$103,036

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

			Three Months Ended
			March 31,	December 31,	September 30,	June 30,	March 31,
Core Net Interest Margin			2015	2014	2014	2014	2014

Net interest income (TE)			$19,565	$20,496	$19,856	$19,459	$19,261
Less purchase accounting adjustments			(465)	(894)	(750)	(745)	(1,258)
Net interest income, net of purchase accounting adjustments		D	$19,100	$19,602	$19,106	$18,714	$18,003

Total average earnings assets			$1,786,397	$1,746,855	$1,708,524	$1,703,746	$1,676,783
Add average balance of loan valuation discount			5,179	5,764	6,498	7,013	7,915
Average earnings assets, excluding loan valuation discount		E	$1,791,576	$1,752,619	$1,715,022	$1,710,759	$1,684,698

Core net interest margin	D/	E	4.32%	4.44%	4.42%	4.39%	4.33%

			Three Months Ended
			March 31,	December 31,	September 30,	June 30,	March 31,
Return Ratios			2015	2014	2014	2014	2014

Net earnings available to common shareholders			$1,318	$3,490	$4,298	$3,946	$6,678
Efficiency consultant expenses, after-tax			-	101	130	70	34
Loss on disposal of fixed assets, after-tax			-	-	256	-	-
Loss on redemption of Trust Preferred Securities, after-tax			-	-	168	-	-
Gain on sale of other real estate owned, after-tax			-	-	(700)	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax			-	-	-	-	(2,840)
Net earnings available to common shareholders, operating		F	$1,318	$3,591	$4,152	$4,016	$3,872

Earnings before income taxes			$1,937	$5,183	$6,674	$6,051	$8,560
Efficiency consultant expenses			-	156	200	107	53
Loss on disposal of fixed assets			-	-	394	-	-
Loss on redemption of Trust Preferred Securities			-	-	258	-	-
Gain on sale of other real estate owned			-	-	(1,079)	-	-
Executive officer life insurance proceeds, net of related expenses			-	-	-	-	(2,811)
Provision for loan losses			6,000	2,700	1,175	1,200	550
Pre-tax, pre-provision earnings, operating		G	$7,937	$8,039	$7,622	$7,358	$6,352

Annualized return on average assets, operating	F/	A	0.27%	0.74%	0.87%	0.85%	0.84%
Annualized return on average common equity, operating	F/	B	3.13%	8.51%	10.05%	10.08%	10.26%
Annualized return on average tangible common equity, operating	F/	C	4.39%	12.04%	14.39%	14.63%	15.24%
Pre-tax, pre-provision annualized return on average assets, operating	G/	A	1.64%	1.65%	1.60%	1.56%	1.39%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited) (continued)
(in thousands except per share data)

			Three Months Ended
			March 31,	December 31,	September 30,	June 30,	March 31,
Per Common Share Data			2015	2014	2014	2014	2014

Book value per common share			$14.92	$14.78	$14.52	$14.25	$13.92
Effect of intangible assets per share			4.29	4.32	4.35	4.39	4.41
Tangible book value per common share			$10.63	$10.46	$10.17	$9.86	$9.51

Diluted earnings per share			$0.12	$0.30	$0.37	$0.34	$0.57
Effect of efficiency consultant expenses, after-tax			-	0.01	0.01	0.01	-
Effect of loss on disposal of fixed assets, after-tax			-	-	0.02	-	-
Effect of loss on redemption of Trust Preferred Securities, after-tax			-	-	0.02	-	-
Effect of gain on sale of other real estate, after-tax			-	-	(0.06)	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax			-	-	-	-	(0.24)
Diluted earnings per share, operating			$0.12	$0.31	$0.36	$0.35	$0.33

			Three Months Ended
			March 31,	December 31,	September 30,	June 30,	March 31,
Efficiency Ratio			2015	2014	2014	2014	2014

Net interest income			$19,257	$20,160	$19,512	$19,113	$18,895

Noninterest income			$4,967	$5,050	$6,194	$5,261	$7,917
Executive officer life insurance proceeds			-	-	-	-	(3,000)
Net gain on sale of securities			(115)	-	-	(128)	-
Net gain on sale/valuation of other real estate owned and other assets repossessed			(19)	-	(1,079)	(3)	-
Noninterest income (non-GAAP)			$4,833	$5,050	$5,115	$5,130	$4,917

Total revenue		H	$24,224	$25,210	$25,706	$24,374	$26,812
Total revenue (non-GAAP)		I	$24,090	$25,210	$24,627	$24,243	$23,812

Noninterest expense		J	$16,287	$17,327	$17,857	$17,123	$17,702
Efficiency consultant expenses			-	(156)	(200)	(107)	(53)
Loss on disposal of fixed assets			-	-	(394)	-	-
Loss on redemption of Trust Preferred Securities			-	-	(258)	-	-
Net loss on sale/valuation of other real estate owned			-	(77)	-	-	(56)
Noninterest expense (non-GAAP)		K	$16,287	$17,094	$17,005	$17,016	$17,593

Efficiency ratio (GAAP)	J/	H	67.23%	68.73%	69.47%	70.25%	66.02%

Efficiency ratio (non-GAAP)	K/	I	67.61%	67.81%	69.05%	70.19%	73.88%